Bank of America Logo appears here)
                                              Bank of America Corporation
                                              Charlotte, NC  28255

Pricing Supplement No. 0217 Dated March 16, 1999       Rule 424(b)(2)
(To Prospectus dated May 21, 1998 and                  File number:   333-51367
Prospectus Supplement dated November 16, 1998)

Senior Medium-Term Notes, Series H
Due Nine Months or More From Date of Issue

Principal Amount:                                            $ 10,000,000.00
Issue Price:                                  100.00000%     $ 10,000,000.00
Commission or Discount:                         0.00000%     $          0.00
Proceeds to Corporation                       100.00000%     $ 10,000,000.00

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Agent:                                      NationsBanc Montgomery Securities LLC, as Agent

Original Issue Date:                        March 19, 1999

Stated Maturity Date:                       March 19, 2002

Cusip #:                                    06606N-AG-9

Form:                                       Book-entry only

Interest Rate:                              Floating

Base rate:                                  LIBOR Telerate Page 3750

Index maturity:                             90 days

Spread:                                     + 10.0 bps

Initial Interest Rate:                      5.10%

Interest Reset Period:                      Quarterly, commencing on June 19, 1999

Interest Reset Dates:                       19th of March, June, September, and December

Interest Determination Date:                Two London Banking Days preceding the Reset Date

Interest Payment Dates:                     19th of March, June, September and December, commencing
                                            on June 19, 1999

May the Notes be redeemed by the corporation prior to maturity?           No

May the Notes be repaid prior to maturity at the option of the holder?    No

Discount Note?                                                            No
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